Exhibit 99.2

Asphalt, Inc., LLC
dba Lone Star Paving Company

Consolidated Financial Statements
and Supplementary Information

December 31, 2023

armanino

INDEPENDENT AUDITOR’S REPORT

To the Members

Asphalt, Inc., LLC

dba Lone Star Paving Company

Austin, Texas

Opinion

We have audited the accompanying consolidated financial statements of Asphalt, Inc., LLC dba Lone Star Paving Company (the ‘‘Company’’), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asphalt, Inc., LLC dba Lone Star Paving Company as of December 31, 2023, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Asphalt, Inc., LLC dba Lone Star Paving Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Asphalt, Inc., LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information on pages 23 - 28 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

ArmaninoLLP
Austin, Texas

February 14, 2024

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Balance Sheet

December 31, 2023

ASSETS
Current assets
Cash	$7,051,916
Contract receivables, net of allowance for credit losses of $600,000	61,275,167
Costs and estimated earnings on uncompleted contracts in excess of billings	3,694,225
Other assets	1,058,254
Inventory	25,151,140

Total current assets	98,230,702
Related party notes receivable	24,360,000
Related party investments	11,745,000
Operating lease right-of-use assets, net	3,169,404
Goodwill, net	27,394,294
Fixed assets, net	174,185,691

Total assets	$339,085,091

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$28,701,696
Accrued liabilities	1,213,247
Billings in excess of costs and estimated earnings on uncompleted contracts	8,254,664
Line of credit	13,041,662
Current portion of long-term debt	18,400,000
Current portion of operating lease liability	1,035,208

Total current liabilities	70,646,477
Long-term debt, net of current portion	65,992,125
Operating lease liability, net of current portion	2,103,818

Total liabilities	138,742,420
Members’ equity	200,342,671

Total liabilities and members’ equity	$339,085,091

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Income

For the Year Ended December 31, 2023

Revenues
Contract revenues earned - paving	$359,772,886
Sales - materials	50,709,209

Total revenues	410,482,095

Cost of revenues
Cost of contract revenues - paving	284,602,271
Cost of sales - materials	40,363,223

Total cost of revenues	324,965,494
Gross profit	85,516,601
Selling, general, and administrative expenses	22,918,407

Income from operations	62,598,194

Other income (expense)
Other income	1,527,957
Earnings from equity method investments	1,200,000
Gain on sale of fixed assets	865,371
Interest expense	(4,675,787)

Total other income (expense), net	(1,082,459)

Income before provision for income taxes	61,515,735
Provision for income taxes	668,368

Net income	$60,847,367

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Changes in Members’ Equity

For the Year Ended December 31, 2023

Balance, January 1, 2023	$139,495,304
Net income	60,847,367

Balance, December 31, 2023	$200,342,671

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2023

Cash flows from operating activities
Net income	$60,847,367
Adjustments to reconcile net income to net cash provided by operating activities
Amortization	1,978,158
Depreciation	18,312,559
Gain on sale of fixed assets	(865,371)
Earnings from equity method investments	(1,200,000)
Amortization of right-of-use assets	1,250,450
Changes in operating assets and liabilities
Contract receivables, net	(17,128,608)
Costs and estimated earnings in excess of costs on uncompleted contracts	(1,871,294)
Other assets	391,642
Inventory	395,079
Accounts payable	15,226,191
Accrued liabilities	394,158
Billings in excess of costs and estimated earnings on uncompleted contracts	4,587,360
Provisions for losses on uncompleted contracts	(550,000)
Operating lease liabilities	(1,501,586)

Net cash provided by operating activities	80,266,105

Cash flows from investing activities
Proceeds from sale of fixed assets	5,414,657
Cash paid for purchase of fixed assets	(40,190,779)
Cash paid for acquisitions	(29,411,858)
Payment for issuance of related party notes receivable	(5,835,000)

Net cash used in investing activities	(70,022,980)

Cash flows from financing activities
Proceeds from line of credit, net of payments	13,041,662
Proceeds from issuance of long-term debt	7,351,388
Payments on long-term debt	(28,304,699)
Cash paid on investments	(1,750,000)

Net cash used in financing activities	(9,661,649)

Net increase in cash	581,476
Cash, beginning of year	6,470,440

Cash, end of year	$7,051,916

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$4,678,287
Income taxes	$649,368

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

1.	NATURE OF OPERATIONS

Asphalt, Inc., LLC (the “Company”) was organized in the State of Texas on September 18, 2013 and began operations on November 6, 2014 (date of inception of business activities). The Company is primarily engaged in highway and road paving, maintenance and repair of parking lots in Central and South Texas. The Company is also engaged in manufacturing hotmix and mining limestone for internal uses and sale to third parties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and consolidation

The consolidated financial statements present the financial position and results of operations of the Company and its wholly-owned subsidiaries, Pelican Asphalt Company, LLC and Lone Star Materials & Asphalt, LLC. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements. The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Operating cycle

The Company’s work is performed under quantity pricing, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are primarily performed under subcontractor agreements. The length of the Company’s contracts varies but is typically less than six months. In accordance with industry practice, contract-related assets and liabilities that are realizable or payable over periods in excess of one year, but within the Company’s normal operating cycle, are recorded as current assets and liabilities.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists primarily of cash on deposit.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contracts receivable

Contracts receivable are recorded on construction contracts and include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a net basis at the individual contract level.

Retainage for which the Company has an unconditional right to payment that is subject only to the passage of time is included in contracts receivable.

Allowance for credit losses

Financial assets, which potentially subject the Company to credit losses, consist primarily of contract receivables and contract assets. The Company recognizes an allowance for credit losses for financial assets measured at amortized cost to present the net amount expected to be collected as of the balance sheet date in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 326, Financial Instruments - Credit Losses. Such allowance is based on the credit losses expected to arise over the life of the asset. The allowance for credit losses is based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Amounts are considered past due based on the billing date and are written off after all reasonable collection efforts have been exhausted. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in determining the necessary reserve at the balance sheet date. The allowance for credit losses was $600,000 at December 31, 2023.

Inventory

Inventories consist primarily of stockpiles of rock, sand and gravel, liquid asphalt, supplies, and other materials. Inventories are carried at the lower of cost or net realizable value using the first-in, first-out method.

Fixed assets

Fixed assets are reported at cost less accumulated depreciation, which is generally provided on a straight-line method over the estimated useful lives of the assets. Estimated useful lives range from three to forty years. Significant expenditures, which extend the useful lives of existing assets, are capitalized. Maintenance and repair costs are expensed as incurred.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business combinations

The Company records business acquisitions in accordance with FASB ASC 805, Business Combination which requires the acquisition purchase price to be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition dates. The excess of the purchase price over these estimated fair values is recorded to goodwill. Significant estimates and assumptions, including fair value estimates, are used to determine the fair value of assets acquired, liabilities assumed, and contingent consideration transferred as well as the useful lives of long-lived assets acquired. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill based on changes to initial estimates and assumptions. Upon conclusion of the measurement period or final determination of the values of assets acquired and liabilities assumed, whichever comes first, any subsequent adjustments are recorded to operating expenses on the accompanying consolidated statement of operations.

Goodwill

The Company has elected the private company accounting alternative to amortize its goodwill on a straight line basis over a 10 year period in accordance with the FASB ASC 350, Intangibles - Goodwill and Other. If an event occurs or circumstances change that indicate that the fair value of the Company may be below its carrying value, the Company evaluates the goodwill for impairment. During the year ending December 31, 2023, the Company did not identify an event or circumstance that indicated the fair value of the Company is below its carrying value.

Long-lived assets - impairments and disposals

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell. No impairment provisions were recorded by the Company during the year.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating leases

The Company leases land and equipment under various operating leases with terms exceeding one year, exclusive of optional renewal periods, and accounts for these leases in accordance with FASB ASC 842, Leases (“ASC 842”). This guidance requires lessees to recognize a lease liability and a right-of-use asset for all leases, including operating leases, with terms greater than 12 months on its balance sheet. Whether an arrangement contains a lease is evaluated at the inception of the arrangement. The Company estimates its lease liability at the present value of future rent payments required under a lease using its incremental borrowing rate for a term approximating the lease term, exclusive of optional term extensions or terminations, in accordance with a policy election available to privately held companies under the guidance. The Company’s right-of-use asset initially is equal to its lease liability, adjusted for any lease incentives received or lease payments made. Rent expense is recorded on a straight-line basis over the term of a lease. At December 31, 2023 and 2022, the Company does not lease any assets under finance leases. Leases of 12 months or less are not included in the Company’s right-of-use assets and lease liabilities. Rent expense for such leases is recorded on a straight-line basis over the term of the lease.

Revenue and cost recognition

FASB ASC 606, Revenue from Contracts with Customers, (“ASC 606”) requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenue, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for the products or services.

Revenue from contracts with customers is recognized using the following five steps:

•	Identify the contract(s) with a customer;

•	Identify the performance obligations in the contract;

•	Determine the contract price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s performance obligations for contracts with customers for asphalt sales do not meet the criteria to be recognized over time, therefore, those performance obligations are recognized at a point-in-time and the related revenue is recognized only when the performance obligation is complete, generally upon delivery to the customer. Revenue from the sale of asphalt is recognized upon delivery of the asphalt to the customer’s transportation unit at the asphalt plant.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and cost recognition (continued)

The Company’s paving contract costs and related revenues are generally recognized over time as work progresses due to continuous transfer to the customer. Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method measured by the cost-to-cost method. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, equipment rental, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. Claims are charged against revenues when realization is probable and can be reasonably estimated.

The asset on the accompanying balance sheet, Costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized in excess of amounts billed. The liability on the accompanying balance sheet, Billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.

Advertising expense

The Company accounts for advertising costs as expenses in the year in which they are incurred. Advertising expense for the year ending December 31, 2023 was $246,889 and is included in selling, general and administrative expenses on the accompanying consolidated statement of income.

Income taxes

The Company is a limited liability company, and such does not incur income taxes directly. Accordingly, all income and expenses flow directly to the members for Federal income tax purposes. Therefore, no provision or liability for current or deferred federal income taxes has been included in these consolidated financial statements. However, the Company is subject to state tax based on the Company’s taxable gross margin.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The FASB ASC, 740-10 Accounting for Uncertainty in Income Taxes clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that a company recognize in its financial statements the impact of tax positions that meet a more likely than not threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

The Company did not identify any uncertain tax positions therefore, no adjustments were made to the consolidated financial statements.

Sales tax

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes sales tax payable balances from the balance sheet as cash is collected from the customer and remitted to the tax authority.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and contract receivables. The Company maintains its cash balances in highly rated financial institutions, which at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts.

The Company is engaged primarily in highway and road paving, maintenance and repair of parking lots in the Central and South Texas region. Concentrations of credit risk with respect to contract receivables are with property management companies, construction companies and developers. Liens are filed on properties when necessary to assure payment. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

One customer represented 13% of the Company’s total revenues at December 31, 2023. No customer represented more than 10% of total contract receivables.

The Company purchases a substantial portion of materials from third-party vendors. As of December 31, 2023, two vendors represented 31% of the Company’s total accounts payable. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent events

The Company has evaluated subsequent events occurring after December 31, 2023, the date of the most recent consolidated balance sheet date, through February 14, 2024, the date the consolidated financial statements were issued. See specific subsequent events disclosed in Note 16.

Recently adopted accounting standards

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift form the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the company that are subject to the guidance in FASB ASC 326 were trade accounts receivable and contract assets. The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements.

3.	CONTRACT RECEIVABLES

Contract receivables consisted of the following:

Balance at January 1, 2023	$44,146,559

Accounts Receivable	49,882,905
Accounts receivable - retention	11,992,262

61,875,167
Allowance for credit losses	(600,000)

Balance at December 31, 2023	$61,275,167

4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$162,087,227
Estimated earnings on uncompleted contracts	19,092,939

181,180,166
Less: billings on uncompleted contracts	(185,740,605)

$(4,560,439)

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (continued)

Costs, estimated earnings and billings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

	Balance at January 1, 2023	Balance at December 31, 2023
Costs and estimated earnings on uncompleted contracts in excess of billings	$1,822,931	$3,694,225
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,667,304)	(8,254,664)

	$(1,844,373)	$(4,560,439)

5.	INVENTORY

Inventory consisted of the following:

Raw materials - sand and aggregates	$19,286,390
Raw materials - fluid	5,864,750

$25,151,140

6.	FIXED ASSETS

Fixed assets consisted of the following:

Construction equipment	$67,872,826
Trucks and trailers	41,605,031
Land	45,679,343
Hotmix and mining equipment	91,051,691
Buildings	1,015,269
Computer and office equipment	433,390

247,657,550
Accumulated depreciation	(73,471,859)

$174,185,691

Depreciation expense totaled $18,312,560 for the year and is included in cost of paving and material revenues, and selling, general and administrative expenses on the accompanying consolidated statement of income.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

7.	ACQUISITION

In November of 2023, the Company completed the asset purchase of an entity engaged in the business of producing, transporting, distributing and selling construction aggregates. The total purchase price was $29,482,624 which was paid in cash. The goodwill arising from the acquisition consists largely of the Company’s efforts to expand operations in Texas. The acquisition has been accounted for as a business combination under ASC 805.

The estimated fair values of assets acquired are provisional and are based on the information that was available as of the acquisition date. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired, but the company is waiting for additional information necessary to finalize those fair values. Therefore, the provisional measurements of fair value reflected are subject to change and such changes could be significant. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date.

Accordingly, the purchase price was preliminarily allocated to the assets acquired based on their fair value at the acquisition date which are reflected in the accompanying consolidated balance sheet as follows.

Preliminary allocation of purchase price:

Inventory	$2,804,623
Equipment	5,667,500
Land	17,849,000
Goodwill	3,161,501

$29,482,624

In October 2022, the Company acquired certain assets of an entity engaged in asphalt milling and construction in central Texas. The total purchase price was $13,230,807, which after the payoff of accrued expenses and loans, was issued in a note to the seller. The goodwill of $8,898,352 arising from the acquisition was adjusted by the Company to $9,248,352 after a reevaluation was performed on the value of the entity acquired and consideration to be paid for the acquired assets. The consideration to be paid was adjusted by the Company through an increase in the principal value of the note issued to the seller.

In November 2022, the Company completed the acquisition of the membership interest in a logistics company, creating a wholly owned subsidiary. The total purchase price was $21,007,499, which after the payoff of accrued expenses and loans, was issued in a note to the sellers as well as additional debt assumed. The goodwill of $3,724,621 arising from the acquisition was adjusted by the Company to $6,165,480 after a reevaluation was performed on the value of the entity acquired and consideration to be paid for the acquired assets. The consideration to be paid was adjusted by the Company through an increase in the principal value of the notes issued to the sellers.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

8.	GOODWILL

Goodwill consisted of the following:

Goodwill	$32,541,584
Accumulated amortization	(5,147,290)

$27,394,294

The Company’s goodwill is being amortized over 10 years using the straight-line method. Total amortization expense for the year ending December 31, 2023 was $1,978,158 and is included in selling, general and administrative expenses on the accompanying consolidated statement of income.

Future annual amortization expense is as follows:

Year ending December 31,
2024	$2,340,822
2025	2,142,823
2026	2,142,823
2027	2,142,823
2028	2,142,823
Thereafter	16,482,180

$27,394,294

9.	LEASES

For the year ended December 31, 2023, operating lease expense was approximately $1,400,000.

At December 31, 2023, future minimum payments due under these operating leases agreements were as follows:

Year ending December 31,
2024	$1,090,025
2025	827,313
2026	716,623
2027	618,107
2028	2,000

3,254,068
Less: discount to present value	(115,042)

$3,139,026

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

9.	LEASES (continued)

The weighted average remaining lease term was 3.50 years and the weighted average discount rate was 2.19% as of December 31, 2023.

10.	LINE OF CREDIT

The Company entered into a $40 million line of credit with a bank that expires in November 2026. Bank advances on the credit line are payable on demand and carry an interest rate at 2.0% above Secured Overnight Financing Rate (SOFR) Average, which was 5.34% at December 29, 2023. The line is secured by substantially all assets of the Company. There was a balance of $13,041,662 on the line of credit as of December 31, 2023.

Interest expense for the line of credit totaled $126,258 for the year ended December 31, 2023 and is included in interest expense on the accompanying consolidated statement of income.

11.	LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to a finance company with principal plus interest due in 60 monthly installments of $440,000 bearing an interest rate of 3.69%, secured by equipment, guaranteed by certain members of the Company.	$7,040,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $250,000 bearing an interest rate of 3.57%, secured by equipment.	7,500,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $125,000 bearing an interest rate of 3.57%, secured by equipment.	4,250,425
Note payable to a finance company with principal plus interest due in 60 monthly installments of $200,008 bearing an interest rate of 5.99%, secured by equipment.	9,800,409
Note payable to an individual with principal plus interest due in 84 monthly installments of $39,383 bearing an interest rate of 8.50%.	2,191,522
Note payable to an individual with principal plus interest due in 84 monthly installments of $39,282 bearing an interest rate of 8.50%.	2,191,522
Note payable to a limited liability company with principal plus interest due in 84 monthly installments of $143,474 bearing an interest rate of 8.50%.	7,896,924

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

11.	LONG-TERM DEBT (continued)

Note payable to a bank with principal plus interest due in monthly payments of $159,000, a balloon payment for the full amount due in October 2028, bearing an interest rate of 3.00%.	28,357,843
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $39,044, bearing an interest rate of 8.50%.	2,559,246
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $31,417, bearing an interest rate of 8.50%.	1,742,845
Note payable to a bank with principal plus interest due in monthly payments of $173,878, bearing an interest rate of 7.77%.	6,728,705
Note payable to a bank with principal plus interest due in monthly payments of $37,945, bearing an interest rate of 7.90%.	1,607,208
Note payable to a bank with principal plus interest due in monthly payments of $50,750, bearing an interest rate of 7.53%.	2,525,476

84,392,125
Current portion	(18,400,000)

$65,992,125

The future maturities of the long-term debt are as follows:

Year ending December 31,
2024	$18,388,768
2025	15,545,196
2026	12,455,863
2027	9,988,251
2028	5,880,885
Thereafter	22,133,162

84,392,125
Current portion	(18,400,000)

$65,992,125

Interest expense for the long-term debt obligations totaled $4,549,529 for the year ended December 31, 2023 and is included in interest expense on the accompanying consolidated statement of income.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

12.	MEMBERS’ CAPITAL

Members’ capital consists of membership units. As of December 31, 2023, there are 384,637 membership units issued and outstanding. No additional membership units in the Company may be issued in the absence of the affirmative vote of the members holding at least 85% of the units.

Distributions are paid based on the respective membership interest. There were no distributions paid during 2023.

Management of the Company shall be performed by the Operating Manager. The Operating Manager may be removed as a manager upon the affirmative vote of the Members holding at least 85% of the units.

13.	COMMITMENTS AND CONTINGENCIES

Legal proceedings

The Company carries a broad range of insurance coverage, including general liability, workers’ compensation and an umbrella policy.

In the normal course of business, the Company is subject to various litigation; however, there are no legal proceedings pending against the Company that would have a material adverse effect on the financial position or results of operations of the Company.

14.	RETIREMENT PLAN

The Company maintains a 401(k) defined contribution plan for its qualified employees. The 401(k) plan allows eligible employees to defer a portion of their annual compensation. The Company provides matching contributions and contributions to this plan are discretionary. Contributions to the plan totaled $1,283,367 for the year ending December 31, 2023.

15.	RELATED PARTY TRANSACTIONS

The Company is invested in a Partnership which sells readymix concrete in Central Texas. As of December 31, 2023, the Partnership’s unaudited balance sheet has approximately $46,700,000 and $27,700,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net income for the year ending December 31, 2023 were approximately $81,200,000 and $3,200,000, respectively. This 25% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $6,170,000. Total amounts invoiced to the Partnership for aggregate sales were approximately $4,300,000 in 2023.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

15.	RELATED PARTY TRANSACTIONS (continued)

The Company is invested in a Partnership which sells precast concrete products in Central Texas. As of December 31, 2023, the Partnership’s unaudited balance sheet has approximately $16,100,000 and $13,100,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net income for the period ending December 31, 2023 were approximately $13,800,000 and $2,000,000, respectively. This 20% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $550,000. Total amounts invoiced to the Partnership for aggregate, rents and equipment sales were approximately $190,500 in 2023.

The Company is invested in a Partnership which mines aggregates in South Texas. As of December 31, 2023, the Partnership’s unaudited balance sheet has approximately $16,000,000 and $11,600,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net earnings for the period ending December 31, 2023 were approximately $7,500,000 and $20,000, respectively. This 25% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $3,525,000. Total amounts invoiced to the Partnership were approximately $346,000 in 2023.

On May 23, 2023 the Company invested $1,500,000 in a Partnership operating in Texas. As of December 31, 2023, the Partnership’s unaudited balance sheet has approximately $5,300,000 and $2,100,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net earnings for the period ending December 31, 2023 were approximately $27,000. This 47% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $1,500,000.

The Company engages in business transactions with entities that have common minority ownership and/or employees. These activities include construction projects, subcontractor work, trucking, rent and royalties. The Company does not guarantee any of the liabilities of these entities. Additionally, the Company and these entities have no common primary beneficiary. Amounts due from and to these entities at December 31, 2023 were approximately $370,000 and $1,500,000, respectively. Amounts received from and paid to these entities during the year ended December 31, 2023 were approximately $5,300,000 and $10,900,000, respectively.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2023

15.	RELATED PARTY TRANSACTIONS (continued)

On December 31, 2023 the Company issued two notes receivable to related entities totaling $3,100,000. The notes bear interest at 3.5%, and interest-only payments are payable annually, with principal due December 31, 2028. On December 31, 2023, the Company issued a note receivable to a related entity totaling $4,800,000. The note bears interest at 5.0%, and interest and principal payments are payable monthly, with a maturity date of January 1, 2049. On December 1, 2023, the Company issued a note receivable to a related entity totaling $2,735,000. The note bears interest at 5.0%, and interest-only payments are payable monthly through December 31, 2024. Beginning January 1, 2025, principal and interest payments are payable monthly, with a maturity date of December 1, 2028. These notes are included in related party notes receivable on the accompanying consolidated balance sheet, along with various existing notes receivables from related entities. The existing notes bear interest at 1.5%, and interest-only payments are payable annually, with principal due December 30, 2026. Outstanding balances on the related party notes receivable totaled $24,360,000 as of December 31, 2023. Interest income on these notes for the year ended December 31, 2023 totaled approximately $377,000 and is recorded in Other income on the accompanying consolidated financial statements.

16.	SUBSEQUENT EVENTS

In January 2024, the Company purchased an asphalt plant and equipment for approximately $8,000,000, and intends to install and begin using them in early 2024.

In January 2024, the Company purchased an asphalt plant which will be financed through a combination of cash and financing. The plant consisted of land, property and equipment used in the production of asphalt, and the estimated purchase price was $20,000,000.

In January 2024, the Company purchased a 1,089 acre parcel of land from a related party for approximately $36,000,000 through a combination of cash and financing.

SUPPLEMENTARY INFORMATION

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Construction Contracts

For the Year Ended December 31, 2023

	Revenues Earned	Cost of Revenues Earned	Gross Profit
Contracts in progress at year end	$130,250,784	$116,356,316	$13,894,468
Contracts Completed during the period	$229,522,102	$168,245,955	$61,276,147

	$359,772,886	$284,602,271	$75,170,615

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Completed Contracts

For the Year Ended December 31, 2023

	Total Contract		Contract Totals			Before January 1, 2023			For the Year Ended December 31, 2023
Job Name	Contract Price	Gross Profit	Revenues Earned	Cost of Revenues	Gross Profit (loss)	Revenues Earned	Cost of Revenues	Gross Profit (loss)	Revenues Earned	Cost of Revenues	Gross Profit (loss)
75284	$17,184,602	$15,652,464	$17,184,602	$15,652,464	$1,532,137	$17,182,360	$15,650,432	$1,531,928	$2,242	$2,033	$209
52647	15,731,250	12,429,800	15,731,250	12,429,800	3,301,451	14,947,436	11,770,534	3,176,902	783,814	659,266	124,548
129284	15,379,536	14,109,185	15,379,536	14,109,185	1,270,350	14,819,311	13,911,519	907,792	560,225	197,666	362,558
51102	13,334,345	12,906,742	13,334,345	12,906,742	427,603	13,271,407	12,905,651	365,756	62,938	1,092	61,847
53186	7,367,579	5,679,726	7,367,579	5,679,726	1,687,854	4,715,522	3,925,991	789,531	2,652,057	1,753,735	898,323
53304	5,846,641	5,441,050	5,846,641	5,441,050	405,591	1,388,202	1,330,868	57,334	4,458,439	4,110,182	348,257
53393	5,102,911	4,519,981	5,102,911	4,519,981	582,930	634,367	623,372	10,995	4,468,544	3,896,608	571,935
129013	4,944,907	3,958,359	4,944,907	3,958,359	986,549	637,937	571,842	66,096	4,306,970	3,386,517	920,453
52964	4,591,871	4,638,791	4,591,871	4,638,791	(46,920)	4,503,289	4,591,181	(87,892)	88,583	47,611	40,972
132240	3,987,001	3,383,825	3,987,001	3,383,825	603,176	1,703,631	1,492,542	211,089	2,283,370	1,891,283	392,087
52705	3,409,153	3,479,312	3,409,153	3,479,312	(70,159)	1,226,757	1,194,085	32,671	2,182,396	2,285,227	(102,831)
53087	3,195,224	2,563,084	3,195,224	2,563,084	632,141	872,507	694,976	177,531	2,322,717	1,868,108	454,609
53446	2,964,704	2,727,725	2,964,704	2,727,725	236,978	—	—	—	2,964,704	2,727,725	236,978
52925	2,703,171	2,515,675	2,703,171	2,515,675	187,497	2,022,897	1,912,747	110,150	680,274	602,928	77,346
Small jobs	218,650,737	54,004,002	218,650,722	164,646,720	54,004,002	16,945,895	16,035,773	910,122	201,704,829	144,815,975	56,888,854

	$324,393,633	$148,009,721	$324,393,618	$258,652,439	$65,741,179	$94,871,517	$86,611,512	$8,260,006	$229,522,102	$168,245,955	$61,276,147

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Contracts in Progress

For the Year Ended December 31, 2023

	Total Contract			Contract Totals			At December 31, 2023		Before January 1, 2023			For the Year Ended December 31, 2023
Job Name	Contract Price	Estimated Gross Profit (loss)	Billed To Date	Cost To Date	Total Estimated Costs	Earned Profit (loss) To Date	Costs in Excess Billings	Billings in Excess Costs	Revenues Earned	Cost of Revenues	Gross Profit (loss)	Revenues Earned	Cost of Revenues	Gross Profit (loss)
132059	$23,561,981	$1,571,028	$11,693,041	$10,930,998	$21,990,954	$780,907	$18,865	$—	$4,716,950	$4,494,990	$221,961	$6,994,955	$6,436,008	$558,947
52937	22,266,312	536,731	5,958,276	5,428,027	21,729,581	134,075	—	396,174	1,677,721	1,637,742	39,979	3,884,381	3,790,285	94,096
130293	21,558,847	229,602	9,947,104	10,257,376	21,329,245	110,417	420,689	—	5,472,387	5,614,206	(141,819)	4,895,406	4,643,170	252,236
53716	11,497,170	2,003,177	3,368,377	2,763,676	9,493,994	583,119	—	21,582	—	—	—	3,346,795	2,763,676	583,119
131321	9,772,718	770,860	3,980,139	3,412,432	9,001,858	292,218	—	275,489	1,619,033	1,513,860	105,173	2,085,617	1,898,572	187,045
131362	7,604,682	1,446,303	4,558,673	3,155,454	6,158,379	741,062	—	662,156	1,835,639	1,604,760	230,879	2,060,878	1,550,695	510,183
52526	5,264,000	505,024	4,152,197	3,563,792	4,758,976	378,191	—	210,215	2,676,074	2,472,642	203,432	1,265,908	1,091,150	174,759
52947	3,869,914	281,114	2,327,054	2,257,619	3,588,801	176,841	107,406	—	—	—	—	2,434,460	2,257,619	176,841
131297	2,813,209	339,805	2,303,950	1,984,983	2,473,404	272,704	—	46,264	817,517	749,855	67,662	1,440,170	1,235,128	205,042
53317	72,200,132	5,825,746	7,221,823	5,303,355	66,374,386	465,481	—	1,452,987	548,152	505,590	42,563	5,220,683	4,797,765	422,918
54011	40,923,847	4,352,065	—	183,661	36,571,782	21,856	205,517	—	—	—	—	205,517	183,661	21,856
53661	37,456,268	1,433,940	6,355,371	4,995,069	36,022,327	198,839	—	1,161,463	—	—	—	5,193,908	4,995,069	198,839
133269	30,715,600	2,350,600	—	192,026	28,365,000	15,913	207,939	—	—	—	—	207,939	192,026	15,913
133125	20,144,527	1,273,043	—	110,293	18,871,484	7,440	117,733	—	—	—	—	117,733	110,293	7,440
75519	13,641,801	2,630,472	11,196,030	9,069,760	11,011,329	2,166,655	40,384	—	9,771,883	8,015,880	1,756,003	1,464,532	1,053,880	410,651
132288	10,829,879	1,527,121	1,176,279	1,000,955	9,302,757	164,315	—	11,010	—	—	—	1,165,269	1,000,955	164,315
54013	9,312,832	93,036	—	46,821	9,219,796	472	47,293	—	—	—	—	47,293	46,821	472
53970	8,806,889	417,623	—	44,794	8,389,267	2,230	47,024	—	—	—	—	47,024	44,794	2,230
54012	7,574,977	233,200	—	39,870	7,341,778	1,266	41,136	—	—	—	—	41,136	39,870	1,266
55104	7,039,568	2,293,364	6,918,308	4,726,236	4,746,204	2,283,715	91,643	—	5,990,872	4,173,873	1,816,999	1,019,079	552,363	466,716
53517	6,914,282	457,978	1,305,001	1,138,468	6,456,305	80,757	—	85,775	—	—	—	1,219,225	1,138,468	80,757
75359	6,854,366	2,307	6,830,906	6,852,059	6,852,059	2,307	23,460		1,460,934	1,435,346	25,589	5,393,432	5,416,713	(23,281)
131476	6,837,785	(65,061)	6,811,179	6,900,846	6,902,846	(65,042)	24,624	—	1,304,302	1,250,200	54,102	5,531,501	5,650,645	(119,144)
53328	6,774,287	150,734	6,602,981	6,285,497	6,623,553	143,040	—	174,444	1,617,135	1,557,039	60,096	4,811,402	4,728,458	82,944
75453	6,732,927	(196,403)	6,702,927	6,926,330	6,929,330	(196,318)	27,085	—	3,638,438	3,551,977	86,461	3,091,575	3,374,354	(282,779)
53969	6,275,058	424,772	—	34,058	5,850,286	2,473	36,531	—	—	—	—	36,531	34,058	2,473
52876	6,043,780	330,155	5,953,784	5,490,304	5,713,625	317,251	—	146,229	—	—	—	5,807,555	5,490,304	317,251
133126	5,525,324	885,313	4,981,469	4,200,039	4,640,011	801,366	19,936	—	—	—	—	5,001,405	4,200,039	801,366
53828	5,378,990	239,845	—	33,608	5,139,145	1,568	35,176	—	—	—	—	35,176	33,608	1,568
53419	4,445,680	268,473	425,319	258,697	4,177,208	16,627	—	149,995	—	—	—	275,324	258,697	16,627
52006	4,435,041	796,509	4,476,041	3,619,865	3,638,533	792,422	—	63,754	3,237,729	2,819,574	418,155	1,174,558	800,291	374,267
132212	4,357,827	325,434	2,364,470	3,791,713	4,032,393	306,010	1,733,253	—	49,106	46,475	2,631	4,048,617	3,745,238	303,378
54014	3,798,987	153,425	—	22,315	3,645,562	939	23,254	—	—	—	—	23,254	22,315	939
131158	3,680,250	717,628	3,619,885	3,005,280	2,962,622	727,960	113,356	—	—	—	—	3,733,241	3,005,280	727,960
53625	3,571,962	328,033	3,570,797	3,216,079	3,243,929	325,217	—	29,501	—	—	—	3,541,296	3,216,079	325,217
53562	3,559,848	176,645	34,150	49,150	3,383,204	2,566	17,566	—	—	—	—	51,716	49,150	2,566
52958	3,255,834	215,118	3,063,582	2,928,217	3,040,717	207,159	71,793	—	1,855,201	1,798,464	56,737	1,280,174	1,129,753	150,421
75873	2,988,238	178,607	2,968,238	2,784,631	2,809,631	177,018	—	6,589	—	—	—	2,961,649	2,784,631	177,018
53401	2,861,014	303,543	383,504	302,547	2,557,470	35,909	—	45,048	—	—	—	338,455	302,547	35,909
Small Jobs	60,442,625	8,419,768	44,489,750	34,780,331	52,022,857	6,615,993	222,561	3,315,987	2,640,308	2,488,441	151,867	38,756,016	32,291,890	6,464,126

	$521,589,259	$44,226,674	$185,740,605	162,087,227	$477,362,585	$19,092,939	$3,694,225	$8,254,664	$50,929,382	$45,730,911	$5,198,470	$130,250,784	$116,356,316	$13,894,469

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Selling, General and Administrative Expenses

For the Year Ended December 31, 2023

Advertising and promotion	$246,889
Amortization	1,978,157
Auto and trucks	11,473
Bank charges	486,800
Bad debt	111,614
Computer and internet	341,446
Depreciation	120,000
Other	682,710
Insurance	1,200,079
Meals and entertainment	1,453,411
Office supplies	1,207,229
Payroll and benefits	12,032,688
Professional fees	503,114
Rent	912,321
Retirement	186,660
Taxes and permits	531,462
Utilities	912,354

$22,918,407

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Balance Sheet

For the Year Ended December 31, 2023

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & Asphalt, LLC	Lone Star Assets Investment Holdings	Burnet Land Investments	Eliminations	Consolidated
Assets
Cash	$4,833,049	$—	$852,525	$692,121	$674,221	$—	$7,051,916
Contract receivables	61,268,042	—	807,311	7,125	—	(807,311)	61,275,167
Costs and estimated earnings on uncompleted contracts in excess of billings	3,694,225	—	—	—	—	—	3,694,225
Other assets	—	—	—	1,058,254	—	—	1,058,254
Inventory	25,151,140	—	—	—	—	—	25,151,140
Related party notes receivable	—	—	—	24,360,000	—	—	24,360,000
Related party investments	53,877,008	—	—	11,845,000	—	(53,977,008)	11,745,000
Operating lease right-of-use assets, net	3,169,404	—	—	—	—	—	3,169,404
Goodwill, net	14,335,115	8,622,003	4,437,177	—	—	—	27,394,294
Fixed assets, net	132,190,018	13,493,204	17,060,461	—	11,442,008	—	174,185,691

Total	$298,518,002	$22,115,207	$23,157,474	$37,962,500	$12,116,229	$(54,784,319)	$339,085,091

Liabilities and Equity
Accounts payable	$28,950,787	$—	$558,220	$—	$—	$(807,311)	$28,701,696
Accrued liabilities	970,089	—	243,158	—	—	—	1,213,247
Billings in excess of costs and estimated earnings on uncompleted contracts	8,254,664	—	—	—	—	—	8,254,664
Line of credit	13,041,662	—	—	—	—	—	13,041,662
Current portion of long-term debt	15,800,000	—	2,600,000	—	—	—	18,400,000
Current portion of operating lease liability	1,035,208	—	—	—	—	—	1,035,208
Long-term debt, net of current portion	53,428,644	—	12,563,481	—	—	—	65,992,125
Operating lease liability, net of current portion	2,103,818	—	—	—	—	—	2,103,818
Equity	174,933,130	22,115,207	7,192,614	37,962,500	12,116,229	(53,977,008)	200,342,672

Total Liabilities and Equity	$298,518,002	$22,115,207	$23,157,473	$37,962,500	$12,116,229	$(54,784,319)	$339,085,092

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Statement of Income

For the Year Ended December 31, 2023

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & Asphalt, LLC	Lone Star Assets Investment Holdings	Burnet Land Investments	Eliminations	Consolidated
Revenues
Contract revenues earned - paving	$359,772,886	$—	$24,540,952	$—	$—	$(24,540,952)	$359,772,886
Sales - materials	50,709,209	—	—	—	—	—	50,709,209

Total revenues	410,482,095	—	24,540,952	—	—	(24,540,952)	410,482,095

Costs and expenses
Cost of contract revenues - paving	287,903,290	493,953	20,745,980	—	—	(24,540,952)	284,602,271
Cost of sales - materials	40,363,223	—	—	—	—	—	40,363,223

Total cost of sales	328,266,513	493,953	20,745,980	—	—	(24,540,952)	324,965,494

Gross profit	82,215,582	(493,953)	3,794,972	—	—	—	85,516,601
Selling, general, and administrative expenses	(20,332,216)	(696,814)	(1,889,377)	—	—	—	(22,918,407)

Income from operations	61,883,366	(1,190,767)	1,905,595	—	—	—	62,598,194
Other income (expense)
Other income	965,984	—	334,473	227,500	—	—	1,527,957
Earnings from equity method investments	—	—	—	1,200,000	—	—	1,200,000
Gain on sale of fixed assets	873,740	—	(8,369)	—	—	—	865,371
Interest expense	(3,507,072)	—	(1,168,715)	—	—	—	(4,675,787)

	(1,667,348)	—	(842,611)	1,427,500	—	—	(1,082,459)
Income before provision for income taxes	60,216,018	(1,190,767)	1,062,984	1,427,500	—	—	61,515,735
Provision for income taxes	(649,368)	—	(19,000)	—	—	—	(668,368)

Net Income (loss)	$59,566,650	$(1,190,767)	$1,043,984	$1,427,500	$—	$—	$60,847,367